Exhibit 10.5

TERM NOTE (2022)

$2,000,000.00	October 31, 2022
Stamford, CT

The undersigned, for value received, jointly and severally promise to pay to the order of Slipstream Communications, LLC (the “Lender”) at its office in Stamford, Connecticut (or such other office designated by the Lender from time to time) the aggregate unpaid amount of all Advances under the Term Loan (2022) made to the undersigned by the Lender pursuant to the Credit Agreement referred to below, such principal amount to be payable in the amounts and on the dates set forth in the Credit Agreement.

The undersigned further jointly and severally promise to pay interest on the unpaid principal amount of each Advance under the Term Loan (2022) from the date of such loan until the Term Loan (2022) is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States and in immediately available funds.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Second Amended and Restated Loan and Security Agreement, dated as of February 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), by and between the undersigned and the Lender, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

The undersigned shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

[Signature Page Follows]

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

Creative Realities, Inc.
Creative Realities Canada, Inc.
Allure Global Solutions, Inc.
Reflect Systems, Inc.

By:	/s/ Will Logan
Name:	Will Logan
Title:	Chief Financial Officer

Signature Page to Term Note (2022)